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                                                                   EXHIBIT 10.17


                       [FORM OF STOCK PURCHASE AGREEMENT]

         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of __________, 1998, is by and among Service Experts, Inc., a Delaware corporation ("SEI"), and each of the shareholders (each, a "Shareholder" and collectively, the "Shareholders") of _____________________, Inc., a ___________ corporation
(the "Company").

                              W I T N E S S E T H :

         WHEREAS, the Company operates a heating, ventilating and air conditioning ("HVAC") service and replacement business;

         WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of the Company (the "Shares"); and

         WHEREAS, the Shareholders desire to transfer to SEI, and SEI desires to purchase, all of the Shares in a transaction (the "Transfer") intended to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a pooling of interests for financial accounting purposes.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. Transfer of Shares. In accordance with the terms and conditions set forth herein, on the Closing Date (as hereinafter defined), the Shareholders will transfer, convey, assign and deliver, and SEI will purchase, all of the Shares free and clear of any and all liens, claims and encumbrances whatsoever.

         Section 2. Purchase Price; Exchange of Certificates.

                  (a) Purchase Price. As of the Closing Date (as hereinafter defined) and subject to the provisions of this Section 2, in exchange for certificates representing all of the Shares, the Shareholders will receive from SEI aggregate consideration of $____________ (the "Purchase Price"), consisting of (i) the assumption by SEI of certain indebtedness of the Company in the amount of $________ and described on Schedule 2(a) hereto (the "Assumed Debt") and (ii) certificates representing that number of shares of Common Stock, par value $.01 per share, of SEI (the "SEI Common Stock") which is equal to the quotient of the Purchase Price (subject to the adjustments set forth in this Section 2) less the Assumed Debt, divided by the Closing Price. The "Closing Price" shall equal the average closing sales price of a share of SEI Common Stock as reported on the New York Stock Exchange for the five (5) trading days ending on the second trading day immediately preceding the Closing Date.

                  (b) Escrow Agreement. Certificates representing shares of SEI Common Stock equal to, in the aggregate, ten percent (10%) of the Purchase Price, as adjusted pursuant to this Section 2, shall be held in escrow pursuant to the terms and conditions of the escrow agreement attached hereto as Schedule 2(b) (the "Escrow Agreement").

                  (c) Fractional Shares. No fractional shares of SEI Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of SEI Common Stock, each Shareholder shall be entitled to receive a cash payment equal to such fractional proportion of the Closing Price of a share of SEI Common Stock.

                  (d) Adjustment of Shares of Stock. In the event that, subsequent to the date of this Agreement but prior to the Closing Date, the outstanding shares of SEI Common Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange,


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recapitalization or other similar transaction, the number of shares of SEI
Common Stock to be delivered pursuant to this Agreement shall be appropriately adjusted.

         Section 3. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place, following the satisfaction of all of the conditions set forth in Sections 8, 9 and 10 hereof, or the waiver thereof, on a date (the "Closing Date") and at a place to be specified by the parties.

         Section 4. Deliveries at Closing. At the Closing, the Shareholders shall deliver to SEI the various certificates, instruments and documents referenced in Section 10 below, including without limitation stock certificates representing the Shares, together with accompanying stock transfer powers or instruments of assignment, duly endorsed in blank. At the Closing, SEI shall deliver to the Shareholders the various certificates, instruments and documents referenced in Section 9 below.

         Section 5. Representations and Warranties of the Shareholders. Each of the Shareholders, jointly and severally, represents and warrants to SEI as follows as of the date hereof and also as of the Closing Date:

                  (a) Corporate Organization; Governing Documents of the
Company.

                           (i)  The Company is a corporation duly organized,
validly existing and in good standing under the laws of its state of incorporation. The Company has all requisite corporate power and authority to own or lease all of its properties or assets and to carry on its business as it is now being conducted. The Company has in effect and holds all licenses, permits and other required authorizations from governmental authorities necessary for it to own or lease its properties and to conduct its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in the jurisdictions set forth in Schedule 5(a), which includes every jurisdiction in which the failure to be so qualified or in good standing would have a material adverse effect on (A) the Company's ability to perform its obligations under the Transaction Documents (as hereinafter defined) to be executed and delivered by the Company or (B) the assets, results of operations or prospects of the Company. As used in this Agreement, "Transaction Documents" shall mean all documents to be executed and delivered by the Company or by a Shareholder in connection with the Transfer.

                           (ii) True and complete copies of the Company's
Articles of Incorporation and Bylaws, as amended to the date hereof, the books of account, minute books, stock record books and other records of the Company have been delivered to SEI. All of such records are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings of, and corporate action taken by, the Shareholders, the Board of Directors and committees of the Board of Directors of the Company, and no meeting of any such Shareholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

                  (b) Capitalization.

                           (i)  The authorized capital stock of the Company
consists of _______________ shares of Common Stock, par value $___________ per share (the "Company Common Stock"), ___________ shares of which are issued and outstanding as of the date hereof and constitute the Shares. All of the Shares are owned by the Shareholders as set forth on Schedule 5(b) hereto. There are no other classes of securities of the Company outstanding. All of the shares of Company Common Stock have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. Other than this Agreement, there are no contracts, commitments, understandings or arrangements relating to the issuance, sale, transfer or registration of the Company Common Stock or any other securities of the Company. Other than this Agreement, there are no options, warrants, preemptive rights, calls, subscriptions, convertible securities or other rights, agreements or commitments that obligate the Company or a Shareholder to issue, transfer or sell any shares of Company Common Stock or any other securities of the Company.


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                           (ii)  All offers and sales of Company Common Stock,
and any other securities issued by the Company, prior to the date hereof were at all relevant times exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

                           (iii) Each Shareholder is the legal and beneficial
owner of and has good and marketable title to the shares of Company Common Stock set forth opposite its name on Schedule 5(b), free and clear of any and all liens, claims, pledges, encumbrances, charges, options and contractual restrictions whatsoever. Each Shareholder has full, absolute and unrestricted right, power, capacity and authority to sell, transfer, assign and deliver its Shares to SEI and the delivery of such Shares to SEI will convey to SEI valid, marketable and indefeasible title to such Shares, free and clear of any and all liens, claims, pledges, encumbrances, charges, options or contractual restrictions whatsoever.

                           (iv)  There is no plan or intention by any of the
Shareholders to sell, exchange or otherwise dispose of any of the shares of SEI Common Stock to be received by such Shareholders in the Transfer.

                  (c) Authorization and Validity. Each Shareholder is a natural person and has the full authority and legal capacity to execute and deliver this Agreement and all other Transaction Documents to be executed and delivered by such Shareholder and to consummate the transactions contemplated hereby or thereby. No corporate proceedings on the part of the Company are necessary to consummate the transactions contemplated hereby. This Agreement, when executed, will constitute the legal, valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) No Defaults; Absence of Conflicts. The Company is not in default under, nor has any event occurred which, with or without notice or the lapse of time or action by a third party, could result in a default under, any outstanding indenture, mortgage, contract, lease, insurance policy or agreement to which the Company is a party or by which its assets, business or operation may be bound or affected. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) violate any provision of, or result in the breach of, or constitute a default under, or conflict with, (A) any terms or provisions of the Articles of Incorporation or Bylaws of the Company, any resolution of the shareholders or Board of Directors of the Company or any agreements between or among the Shareholders and the Company or between the Company and any current or former owner of the Company Common Stock, (B) any law the violation of which would result in a material liability to the Company, or (C) any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal;
(ii) constitute a violation of or a (or an event that with or without notice or lapse of time or both would constitute a) default under, termination of or a conflict with, any term or provision of any contract, commitment, indenture, lease or other agreement, or any other restriction of any kind to which the Company or a Shareholder is a party or by which the Company or a Shareholder is bound; (iii) cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of the Company to be accelerated, or increase any such liability or obligation; or (iv) create any lien, security interest, charge, encumbrance or restriction upon any of the assets or properties of the Company or upon any share of Company Common Stock.

                  (e) Subsidiaries and Investments. Except as set forth on
Schedule 5(e), neither the Company nor the Shareholders currently own, directly or indirectly, beneficially or equitably, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust, joint venture or other entity. Neither the Company nor the Shareholders own any shares of SEI Common Stock or other securities convertible into SEI Common Stock.


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                  (f) Financial Statements. Schedule 5(f) contains the financial statements of the Company for the fiscal years ended __________ 1995, 1996 and 1997, and the audit report thereon of ________, independent auditors (the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Company which accurately and fairly reflect in all material respects the transactions of the Company. The Financial Statements are true, correct and complete, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly and accurately present the financial and business condition of the Company as of the dates thereof and the results of the operations of the Company for the periods covered thereby. The Financial Statements accurately reflect or adequately provide for all claims against, and all debts and liabilities of, the Company, fixed or contingent, existing at the dates thereof. The Company has adequately funded all accrued employee benefit costs and such funding is reflected on the Financial Statements.

                  (g) Accounts Receivable and Payable. The accounts receivable reflected on the Financial Statements arose in the ordinary course of business and, except as reserved against on the Financial Statements, are collectible in the ordinary course of business and consistent with past practices, free of any claims, rights or defenses of any account debtor. No accounts payable of the Company are over forty-five (45) days old.

                  (h) Absence of Certain Changes. Except as disclosed on
Schedule 5(h), the Company has not since _______________, 19___:

                           (i)    changed the Company's authorized or issued
capital stock; granted any stock option or right to purchase shares of capital stock of the Company; issued any security convertible into such capital stock; granted any registration rights; purchased, redeemed, retired, or otherwise acquired any shares of any such capital stock; or declared or paid any dividend or other distribution or payment in respect of shares of capital stock;

                           (ii)   amended the Articles of Incorporation, Bylaws
or other organizational documents of the Company;

                           (iii)  incurred any indebtedness or other liabilities
(whether accrued, absolute, contingent or otherwise), guaranteed any indebtedness or sold any assets, except in the ordinary course of business consistent with past practice;

                           (iv)   suffered any damage, destruction or loss to
any of the tangible assets of the Company, whether or not covered by insurance;

                           (v)    increased the regular rate of compensation
payable by it to any employee or increased such compensation by bonus, percentage, compensation service award or similar arrangement theretofore in effect for the benefit of any of its employees, and no such increase is required;

                           (vi)   hired, committed to hire or terminated any
employee;

                           (vii)  established or agreed to establish any
pension, retirement or welfare plan for the benefit of its employees not theretofore in effect;

                           (viii) experienced any labor organizational efforts,
strikes or formal complaints or entered into any collective bargaining agreements with any union;

                           (ix)   suffered any change in its financial
condition, assets, liabilities, business or prospects or suffered any other event or condition of any character which individually or in the aggregate has or might reasonably be expected to have a material adverse effect on its business or prospects;

                           (x)    entered into any commitments or transactions
or made any capital expenditures involving aggregate amount or value in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) or made any single capital expenditure which exceeded Ten Thousand and No/100 Dollars ($10,000.00);


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                           (xi)    disposed of any of its assets, written down
the value of any assets, written off as uncollectible any accounts receivable or revalued any of its assets, except in the ordinary course of business consistent with past practice;

                           (xii)   subjected any of its assets, tangible or
intangible, to any lien, encumbrance or restriction whatsoever, except for liens for current property taxes not yet due and payable;

                           (xiii)  paid, discharged or satisfied any claims,
liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

                           (xiv)   entered into, terminated or received notice
of termination of (A) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (B) any contract or transaction involving a total remaining commitment by or to the Company of at least Ten Thousand and No/100 Dollars ($10,000.00);

                           (xv)    canceled or waived any claims or rights with
a value to the Company in excess of Ten Thousand and No/100 Dollars
($10,000.00);

                           (xvi)   made any change in any method of accounting
or accounting practice;

                           (xvii)  canceled, or failed to continue, insurance
coverage; or

                           (xviii) agreed, whether in writing or otherwise, to
take any action described in this Section 5(h).

                  (i) Ownership of Properties. The Company owns the assets (the "Assets") reflected on the ____________, 19___, balance sheet which constitute all of the operating assets of the Company necessary or appropriate for the continued operation of the business of the Company. The Company has sufficient title in and to the Assets necessary or advisable to operate and conduct the business of the Company in the same fashion as the Company is currently conducting such business. Except as set forth on Schedule 5(i), the Company has good and marketable title to all of the Assets owned by it including furniture, fixtures and equipment, fixed assets and inventory, and all contract rights and intangible assets, and good and valid leasehold estates in all of the Assets leased by it, free and clear of mortgages, security interests, liens, defects, charges, encumbrances, restrictions and rights of third parties (excluding accounts payable in the ordinary course of business). All equipment and other personal property constituting a portion of the Assets are in good operating condition and repair, ordinary wear and tear excepted. The inventory of the Company consists of supplies and purchased parts, all of which are merchantable and fit for the purpose for which it was procured, and none of which is obsolete, damaged or defective, subject only to the reserve for inventory writedown as set forth on the balance sheet of the Company dated _______________, 19__. Following the Transfer, the Company will have all of its rights under the leases for the premises now leased by the Company free and clear of any claims, liens and encumbrances, except to the extent expressly set forth in said leases, and the Transfer will not result in any increase in rents or charges under such leases.

                  (j) Taxes. The Company has timely filed all federal, state and local tax returns or information returns required to be filed by it and has delivered to SEI true and correct copies of such returns for the fiscal years 19 through 19 . All of such returns have been prepared accurately and filed in accordance with applicable laws and regulations. The Company has paid all taxes and assessments (including, without limitation, income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, import duties or charges, and all penalties and interest in respect thereof) due and payable by it and the reserves for taxes contained on the most recent Financial Statements (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) are adequate to cover all tax liabilities as of the date of this Agreement. The Company and any predecessors in interest have withheld or collected from each payment made to each of their employees the amount of all taxes required to be withheld or collected


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therefrom, and the Company and any predecessors in interest have paid the same to the proper tax depositories or collecting authorities. The Company has not
(i) been audited by any taxing authority, (ii) received notice that any taxing authority contemplates such an audit, (iii) signed any extension agreement with any taxing authority, (iv) received notice of any deficiencies, adjustments, assessments or other charges with respect to taxes paid or payable or (v) made any payment, or provided any benefit, to any officer, employee, former officer or former employee that is not allowable as a deduction under the Code or the regulations thereunder.

                  (k) Insurance. True and correct copies of all insurance policies maintained by the Company, and all endorsements thereto, have been delivered to SEI. All such policies are valid, outstanding and enforceable and taken together, provide adequate insurance coverage for the Assets and operations of the Company. All such policies are in full force and effect, with no premium arrearages, and will continue in full force and effect following the completion of the Transfer. Except as set forth on Schedule 5(k), there are no pending claims against such insurance by the Company as to which insurers are defending under reservation of rights or have denied liability, and except as set forth on Schedule 5(k), there exists no claim under such insurance that has not been properly filed by the Company.

                  (l) Environmental Conditions.

                           (i)    The Company is currently in compliance with
all Environmental Laws (as defined below), which compliance includes, without limitation, the possession by the Company of all permits and other governmental authorization required under applicable Environmental Laws to operate the business as currently operated, and is in compliance with the terms and conditions thereof.

                           (ii)   Neither the Company nor any Shareholder has
stored any Hazardous Substances (as defined below) on any of the real property owned or leased by the Company (the "Real Property"), except in compliance with applicable Environmental Laws.

                           (iii)  Neither the Company nor any Shareholder has
disposed of or released any Hazardous Substances on any of the Real Property.

                           (iv)   The Company has not arranged for disposal or
utilized any transporters or disposal facilities for the transport or disposal of Hazardous Substances except as indicated on Schedule 5(l)(iv).

                           (v)    The Company has not received any communication
(written or oral), whether from a governmental authority, citizen's group, employee or otherwise, that alleges that the Company is not in full compliance with Environmental Laws, and there are no circumstances that may prevent, interfere with, or make more expensive such full compliance in the future. There is no Environmental Claim (as defined below) pending or threatened against the Company.

                           (vi)   There have been no actions, activities,
circumstances, conditions, events or incidents, including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Substances that could form the basis of any Environmental Claim against the Company, and neither the Company nor any Shareholder knows of any such actions, activities, circumstances, conditions, events or incidents.

                           (vii)  The Real Property and, to the best knowledge
of the Company and the Shareholders, adjoining properties, have never been utilized for any industrial or commercial operation involving any Hazardous Substance.

                           (viii) Without in any way limiting the generality of
the foregoing, (A) all underground storage tanks, and the capacity, uses, date of installation, and contents of such tanks, located on the Real Property, are identified on Schedule 5(l)(viii); (B) there are no, nor have there ever been, collection dumps, pits, and disposal facilities or surface impoundments located on the Real Property, except as identified on Schedule 5(l)(viii); (C) all underground storage tanks are in


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full compliance with the Environmental Laws; (D) there is no asbestos contained in or forming part of the Real Property; and (E) no polychlorinated biphenyls ("PCBs") have been used or stored on the Real Property.

                           The following terms shall have the following
meanings:

                           "Environmental Claim" means any claim, action, cause
of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of Hazardous Substances at any location which is or has been owned, leased, operated or utilized by the Company or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                           "Environmental Laws" means the federal, state,
regional, county or local environmental, health or safety laws, regulations, ordinances, rules and policies and common law in effect on the date hereof and the Closing Date relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified to the date hereof and the Closing Date.

                           "Hazardous Substances" means any toxic or hazardous
waste, pollutants or substances, including, without limitations, asbestos containing materials ("ACMs"), polychlorinated biphenyls ("PCBs"), petroleum products, byproducts, or other hydrocarbon substances, substances defined or listed as a "hazardous waste", "hazardous substance", "toxic substance", "toxic pollutant", or similarly identified substance or mixture, in or pursuant to any Environmental Law and medical or infectious waste.

                  (m) Contracts and Commitments. Except as described on Schedule 5(m) hereto, the Company is not a party or subject to any agreement, commitment, contract or obligation, whether written or oral, express or implied:

                           (i)    that limits the right of the Company to engage
in or to compete with any person or entity in any business;

                           (ii)   for the purchase or sale of supplies, services
or other items in excess of Ten Thousand and No/100 Dollars ($10,000.00) in any one instance;

                           (iii)  for the purchase or sale of any equipment or
machinery in excess of Ten Thousand and No/100 Dollars ($10,000.00);

                           (iv)   for the performance of services for others in
excess of Ten Thousand and No/100 Dollars ($10,000.00) in any one instance;

                           (v)    for the performance of services for others in
excess of Ten Thousand and No/100 Dollars ($10,000.00) for a period of more than ninety (90) days;

                           (vi)   for the lease of any property, tangible or
intangible;

                           (vii)  with any shareholder, partner, officer or
director of the Company or any affiliate of such persons;

                           (viii) not in the ordinary course of business;

                           (ix) for any power of attorney, whether limited or
general, granted by or to the Company; or


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                           (x) otherwise material to the assets, business or
operations of the Company.

The Company has delivered to SEI true and complete copies of all of the contracts, leases and agreements described on Schedule 5(m) (the "Company Agreements"). Except as noted in Schedule 5(m), the Company Agreements are valid and in full force and effect; each is a legal, valid and binding contract; there has been no threatened cancellation thereof and there are no outstanding disputes thereunder; each is with unrelated third parties and was entered into on an arms-length basis in the ordinary course of business; all will continue to be binding in accordance with their terms after consummation of the transactions contemplated herein; there is no material default (or an event which, with the giving of notice or lapse of time or both would be a material default) by the Company; and to the knowledge of the Company and the Shareholders, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Company Agreements. There are no contracts, leases, agreements or other instruments to which the Company is a party or is bound (other than insurance policies) which could either singularly or in the aggregate have an adverse effect on the value of the Company.

                  (n) No Undisclosed Liabilities. With the exception of the liabilities set forth on Schedule 5(n) or as reflected on the Financial Statements, the Company does not have any material liabilities or obligations of any nature, whether absolute, accrued, asserted or unasserted, contingent or otherwise or whether due or to become due, relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services or other condition which occurred or existed on or before the date hereof, and neither the Company nor any Shareholder knows or has reason to know of any basis for the assertion against the Company of any such liability or obligation of any nature not described in Schedule 5(n).

                  (o) Employees and Labor Matters.

                           (i)   Schedule 5(o) contains a complete and accurate
list of the following information for each employee or director of the Company: name; job title; current compensation paid or payable and any change in compensation since __________, 19___; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other employee benefit plan or any director plan.

                           (ii)  No employee or director of the Company is a
party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other person or entity that in any way adversely affects or will affect (A) the performance of his duties as an employee or director of the Company, or (B) the ability of the Company to conduct its business. To the knowledge of the Company and each Shareholder, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

                           (iii) The Company is in compliance in all material
respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, including laws concerning unfair labor practices within the meaning of Section 8 of the National Labor Relations Act, and the employment of non-residents under the Immigration Reform and Control Act of 1986.

                           (iv)  Except as disclosed on Schedule 5(o),

                                    (A) there are no charges, governmental
audits, investigations, administrative proceedings or complaints concerning the Company's employment practices pending or, to the knowledge of the Company and each Shareholder, threatened before any federal, state or local agency or court, and, to the knowledge of the Company and each Shareholder, no basis for any such matter exists;


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                                    (B) the Company is not a party to any union
or collective bargaining agreement, and, to the knowledge of the Company and each Shareholder, no union attempts to organize the employees of the Company have been made, nor are any such attempts now threatened; and

                                    (C) the Company has not experienced any
organized slowdown, work interruption, strike or work stoppage by its employees during the last three (3) years.

                  (p) Employee Benefit Plans.

                           (i)   Set forth on Schedule 5(p)(i) is a list of all
"employee benefit plans" as defined by Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (collectively, "ERISA"), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow or other agreement related thereto, which (i) is maintained or contributed to by the Company, or (ii) with respect to which the Company has any officer, employee, service provider, former officer or former employee, or the dependents of any thereof, regardless of whether funded that maintain or contribute to such plans (the "Employee Plans"). The Company has delivered or made available to SEI true, accurate and complete copies of the documents comprising each Employee Plan and any related trust agreements, annuity contracts or any other funding instruments ("Funding Arrangements").

                           (ii)  There have been no prohibited transactions,
breaches of fiduciary duty or other breaches or violations of any law applicable to the Employee Plans and related Funding Arrangements that could subject the Company or SEI to any liability. Each Employee Plan intended to be qualified under Section 401(a) of the Code has a current favorable determination letter and no event has occurred which, to the knowledge of the Company, could cause any Employee Plan to become disqualified for purposes of section 401(a) of the Code. Each Employee Plan has been operated in compliance with applicable law, including Section 401(a) of the Code as applicable, and in accordance with its terms.

                           (iii) All required reports and descriptions of the
Employee Plans (including Internal Revenue Service Form 5500 annual reports, summary annual reports and summary plan descriptions) have been timely filed with the Internal Revenue Service, the United States Labor Department (the "DOL"), and the Pension Benefit Guaranty Corporation (the "PBGC") and, as appropriate, provided to participants in the Employee Plans.

                           (iv)  There are no pending claims, lawsuits or
actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of the Company, none are threatened.

                           (v)   No written or oral representations have been
made to any employee or former employee of the Company promising or guaranteeing any employer payment or funding, and no Employee Plans provide, for the continuation of medical, dental, life or disability insurance coverage for any former employee of the Company for any period of time beyond the end of the current plan year (except to the extent of coverage required under Title I, Part 6, of ERISA). The consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting, of payment, or increase the amount, of compensation to any employee, officer, former employee or former officer of the Company. No Employee Plans or other contracts or arrangements provide for payments that would be triggered by the consummation of the transactions contemplated by this Agreement that would subject any person to excise tax under Section 4999 of the Code (i.e., "golden parachute" taxes). All compensation amounts that have been paid or are payable are or will become deductible by SEI pursuant to Section 162 of the Code.

                           (vi)   The Company and its affiliates have complied
with the continuation coverage provisions of Title I, Part 6, of ERISA ("COBRA") with respect to all current employees and former employees. Schedule 5(p)(vi) lists all of the former employees of the Company and their beneficiaries who have elected or are eligible to elect COBRA continuation of health insurance coverage under the Company's group health plans and who are so covered as of the date hereof, and as of the Closing Date.

                           (vii)  Neither the Company nor any other employer who
has participated or is participating in any Employer Plan (a "Sponsor") has incurred any liability to the DOL, the PBGC or the Internal Revenue Service in connection with any of the Employee Plans, and no condition exists that presents a risk to the Company or any Sponsor of incurring any liability to the DOL, the PBGC or Internal Revenue Service.

                           (viii) The Company has not been liable at any time
for contributions to a plan that is subject to Title IV of ERISA.

                           (ix)   Full payment has been made of all amounts
which are required under the terms of each Employee Plan or Funding Arrangement to have been paid as of the due date for such payments that have occurred on or before the date of this Agreement, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) has been incurred with respect to such Employee Plan, whether or not waived.

                           (x)    Neither the Company nor any other Sponsor has
any liability, nor will the transactions contemplated under this Agreement result in any liability (i) for the termination of or withdrawal from any plan under Sections 4062, 4063, or 4064 of ERISA, (ii) for any lien imposed under
Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code,
(iv) for any excise tax imposed by Section 4971 of the Code, (v) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, or (vi) for withdrawal from any multi-employer plan under Section 4201 of ERISA.

                           (xi)   Any Employee Plan that provides for severance
payments to employees after termination of employment is in writing, has been operated in compliance with ERISA, and expressly provides that no severance benefits are payable as the result of a termination of employment to an employee who is hired by a successor entity, or who otherwise continues employment with a successor, in connection with a merger or acquisition transaction.

                  (q) Trademarks, Trade Names, Etc. The Company owns or has the right to use each trademark, trade name, service mark, patent, copyright or other intellectual property (the "Intellectual Property") necessary or desirable for the operation of the business of the Company as presently conducted, and following the Transfer, the Company will own or be able to use the Intellectual Property on the identical terms and conditions. The Company is not currently in receipt of any notice of any violation of, and has no reason to believe that the Company's operations are violating, the rights of others with respect to the Intellectual Property, and the Company has taken reasonable measures to protect its rights with respect to Intellectual Property that is proprietary to the Company.

                  (r) Litigation. Except as set forth in Schedule 5(r), there is no litigation, arbitration, governmental claim, investigation or proceeding pending or threatened to which the Company or a Shareholder is a party, at law or in equity, before any court, arbitration tribunal or governmental agency. No such proceeding set forth in Schedule 5(r) concerns the ownership or other rights with respect to the Company Common Stock. Neither the Company nor any Shareholder knows of any facts on which material claims may be hereafter made against the Company. All claims and litigation against the Company are fully covered by insurance, except as otherwise indicated on Schedule 5(r).

                  (s) Compliance with Laws, Regulations and Court Orders. There is not outstanding or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Company or the Company Common Stock. The Company is in compliance with all applicable federal, state and local laws, regulations and administrative orders and has received no notices of alleged violations thereof except as disclosed in Schedule 5(s) hereof. Except as disclosed in Schedule 5(s), no warranty provided pursuant to the Company's service and maintenance agreements is subject to any federal, state or local laws or regulations concerning the sale of insurance. Neither the Company, nor, to the knowledge of the Company, any licensed technician or other individual affiliated with the Company has, during the past three (3) years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency for the purpose of any alleged improper activity on the part of such individual, nor has the Company received any notice of deficiency in connection with its operation. No governmental authorities are currently conducting proceedings against the Company and no such investigation or proceeding is pending or being threatened.

                  (t) Certain Payments. Neither the Company nor any Shareholder, director, officer, agent, or employee of the Company, or any other person associated with or acting for or on behalf of the Company, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or
(D) in violation of any law, or (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                  (u) Consents and Approvals. Except as set forth on Schedule 5(u), no consents, approvals, authorizations or orders of third parties, including governmental authorities, are necessary for the authorization, execution and performance by each Shareholder of this Agreement and the Transaction Documents.

                  (v) No Broker's Fees. The Shareholders and the Company have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  (w) Disclosure.

                           (i)  No representation or warranty made herein by any
Shareholder, nor in any statement, certificate or instrument to be furnished to SEI by the Company or any Shareholder pursuant to any Transaction Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained herein and therein not misleading.

                           (ii) There is no fact known to the Company or any
Shareholder that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects the Company Common Stock, the Assets or the business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

                  (x) Reliance on Representations. Each Shareholder understands and intends that SEI and its management will rely upon the representations of the Company and each Shareholder made in this Agreement, and they are entitled to rely upon each and all of the same without further inquiry.

                  (y) No Conflict of Interest. None of the Shareholders or any of their respective affiliates owns, directly or indirectly (except in the capacity as a shareholder), in whole or in part, any real or personal property, tangible or intangible, which the Company is presently using or the use of which is necessary for the business of the Company as presently conducted. The Company is not indebted to any of its officers, directors or shareholders or to their respective spouses, children or other family members, and none of such officers, directors or shareholders has any claim of any nature against the Company, except for accrued compensation. No officer, director or shareholder of the Company, or any person in the family of or who is a partner of any officer, director or shareholder of the Company, (i) is indebted to the Company, or (ii) has any direct or indirect ownership interest in (A) any entity that sells goods or services to the Company, (B) any other entity with which the Company is affiliated or with which it has a business relationship or (C) in any entity that competes with the Company.

                  (z) Pooling Matters. To the best knowledge of the Shareholders, neither the Company nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by SEI or any of its affiliates) would prevent SEI from accounting for the business combination to be effected by the Transfer as a pooling-of-interests for financial reporting purposes in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Securities and Exchange Commission (the "SEC") thereon.


         Section 6. Representations and Warranties of SEI. SEI hereby represents and warrants to each Shareholder as follows as of the date hereof and as of the Closing Date:

                  (a) Corporate Organization. SEI is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to execute and deliver this Agreement and holds all licenses, permits and other required authorizations from governmental authorities necessary to conduct its business as it is now being conducted.

                  (b) Capitalization. As of the date hereof, SEI's authorized capital stock consists of (i) 30,000,000 shares of SEI Common Stock, par value $.01 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding. All issued and outstanding shares of SEI Common Stock have been duly and validly authorized, issued, fully paid and nonassessable. No shareholder of SEI has any preemptive rights with respect to the issuance of shares of SEI Common Stock.

                  (c) Authorization and Validity. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. This Agreement, when executed, will constitute the legal, valid and binding obligation of SEI, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance by SEI of the Transaction Documents to be executed and delivered by it (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with any provision of SEI's Restated Certificate of Incorporation or Bylaws; (iii) will not conflict with or result in a violation of any law, ordinance regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which SEI is a party or by which SEI or any of its properties are bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which SEI is a party or by which any of its properties are bound; and (v) will not create any lien, encumbrance or restriction upon any of the assets or properties of SEI.

                  (e) Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or threatened against SEI affecting the performance by SEI of the Transaction Documents.

                  (f) No Broker's Fees. SEI does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  (g) Statements True and Correct. No representation or warranty made herein by SEI, nor in any statement, certificate or instrument to be furnished to the Shareholders by SEI pursuant to any Transaction Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained herein and therein not misleading.

                  (h) Ownership of Company Common Stock. SEI does not own any shares of Company Common Stock or other securities convertible into Company Common Stock.


         Section 7. Additional Covenants and Agreements.

                  (a) Access to Information. From the date hereof to the Closing Date, the Shareholders shall cause the Company to accord to SEI, its counsel, accountants and other representatives full access to all of the properties, books, records, contracts, commitments and records of the Company and furnish SEI during such period with all such information concerning the business and properties of the Company as SEI and its representatives reasonably may request. Such parties shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of the Company in connection with such investigation of the properties and business of the Company. No such investigation shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of any party under the Agreement.

                  (b) Affirmative Covenants of the Shareholders. During the period from the date of this Agreement to the Closing Date, the Shareholders shall cause the Company to (i) continue to operate its business in the usual, regular, and ordinary course of business, consistent with past practices, (ii) obtain the written approval of SEI prior to making any capital expenditure in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) in the aggregate,
(iii) maintain in effect adequate casualty, public liability, professional malpractice and workers' compensation insurance coverage, (iv) maintain the Assets in their present condition, ordinary wear and tear excepted, (v) comply with all laws and regulations of governmental agencies or authorities, including applicable tax laws and regulations, (vi) operate its business in the manner necessary to maintain its reputation and the goodwill of its customers, vendors, lessors and others having business relations with the Company, and (vii) keep in force all licenses, permits and approvals necessary to the operation of its business as now conducted.

                  (c) Negative Covenants of the Shareholders. Without the prior written consent of SEI or unless otherwise expressly permitted herein, from the date of this Agreement to the Closing Date, the Shareholders shall cause the Company not to:

                           (i)   enter into, renew, amend, breach or terminate
any contract or agreement to which it is a party other than in the ordinary course of business;

                           (ii)  increase the salary of or declare or pay any
bonus to any employee;

                           (iii) incur any additional debt obligation or other
obligation for borrowed money in excess of an aggregate of Twenty-Five Thousand and No/100 Dollars ($25,000.00), or impose, or suffer the imposition, on any Asset of the Company of any lien or permit any such lien to exist;

                           (iv)  issue, sell, repurchase, redeem, or otherwise
acquire or exchange, directly or indirectly, any share of Company Common Stock or any securities convertible into any share of Company Common Stock, or declare or pay any dividend or make any other distribution in respect of the share of Company Common Stock;

                           (v)   purchase or acquire any of the Assets, whether
real or personal, tangible or intangible, or sell or dispose of any of the Assets, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

                           (vi)  purchase any securities or make any material
investment, either by purchase of stock or other securities, contributions to capital, asset transfers, or purchase of any assets, in any entity, or otherwise acquire direct or indirect control over any other entity;

                           (vii)  except in the ordinary course of business
(and, even if in the ordinary course of business, then not in an amount to exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) in the aggregate), make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

                           (viii) make any loan to any person or increase the
aggregate amount of any loan currently outstanding to any person;

                           (ix)   engage in any transaction other than in the
ordinary course of business and consistent with past practice;

                           (x)    adopt any new employee benefit plan or make
any material change in or to any Benefit Plan other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such Benefit Plan;

                           (xi)   commence any litigation other than in
accordance with past practice, settle any litigation involving any liability of the Company for material money damages or restrictions upon the operations of the Company;

                           (xii)  fail to deliver to SEI any notice or other
information regarding pending or threatened litigation in respect of it or its operations;

                           (xiii) take, fail to take, or permit any action, the
result of which would be to make any representation or warranty of Section 5 untrue, or prevent the satisfaction of any condition set forth in Sections 8 and 10;

                           (xiv)  change or alter any method of accounting; or

                           (xv)   change any provision of its Articles of
Incorporation or Bylaws.

                  (d) Notice of Adverse Change. The Shareholders shall cause the Company to advise SEI in writing of any material adverse change in the Assets, the business, financial condition or prospects of the Company from the date of this Agreement to the Closing Date.

                  (e) Best Efforts. Each Shareholder will use its best efforts to take all action and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Each Shareholder will use its best efforts to secure all consents and approvals required to carry out the transactions contemplated by this Agreement and to satisfy all other conditions to the obligations of the parties hereunder.

                  (f) Licenses; Permits. The Shareholders will cause the Company to cooperate in all reasonable respects with SEI in its applications to obtain such licenses and permits, if any, as may be necessary in order for SEI to operate the business of the Company as it is currently operated.

                  (g) No Solicitation of Other Offers. The Shareholders shall cause the Company (acting through any director, officer or other agent including any investment banker, attorney, accountant or other representative retained by
it) not to, and the Shareholders (acting through any agent including any investment banker, attorney, accountant or other representative retained by it) shall not (i) solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to the acquisition of any of the shares of Company Common Stock or a substantial portion of the Assets; (ii) enter into or conduct any discussions with any other prospective purchaser of any or all of the Company Common Stock or the Assets regarding such a purchase or enter into any agreement or negotiations with respect to the disposition of any or all of the Company Common Stock or the Assets, regardless of the form of the transaction, without the consent of SEI, other than in the ordinary course of business. Each Shareholder shall promptly advise SEI in writing of any such inquiries, proposals or discussions received by the Shareholder or the Company after the date hereof.

                  (h) Confidentiality and Public Announcements. Each Shareholder shall cause the Company to, and each Shareholder shall, keep confidential all information concerning the Transfer, this Agreement or provided to it by SEI and, in the event of termination of the Transfer pursuant to Section 11, shall deliver to SEI all documents and other materials previously delivered concerning the transactions contemplated hereby. The Shareholders shall cause the Company to, and each Shareholder shall, refrain from making, any public announcement with respect to this Agreement without the prior written consent of SEI. SEI and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the transaction contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or the requirements of the New York Stock Exchange

                  (i) Risk of Loss. The Shareholders and the Company shall retain all risk of condemnation, destruction, loss or damage due to fire or other casualty from the date of this Agreement until the Closing. If the condemnation, destruction, loss or damage is such that the operation of the Company is materially interrupted or curtailed or any of the Assets are materially affected, then SEI shall have the right to terminate this Agreement. If SEI nonetheless elects to close the transactions contemplated hereby, the Shareholders shall cause the Company to remit all net condemnation proceeds or third party insurance proceeds to SEI, and the Purchase Price shall be adjusted at the Closing to reflect such condemnation, destruction, loss or damage to the extent that insurance or condemnation proceeds are not sufficient to cover such destruction, loss or damage.

                  (j) Subchapter S Matters. If the Company is an "S" corporation, the Shareholders shall prepare, at their expense, the short period tax returns of the Company ending on the Closing Date. Such returns shall be provided for SEI's prior review and approval, which approval shall not be unreasonably withheld or delayed. The Shareholders shall file such returns on behalf of the Company as an "S" corporation for that short period. SEI shall make available any information in its or the Company's possession which is reasonably required by the Shareholders to complete such returns.

                  (k) Resale of SEI Common Stock. Each Shareholder hereby acknowledges and agrees to the following: (i) the shares of Common Stock issuable to such Shareholder will be held by such Shareholder pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder; (ii) no sale or disposition of such shares of Common Stock will be made except pursuant to the terms of SEI's "shelf" Registration Statement on Form S-4 (the "Registration Statement"), the post-effective amendment and the prospectus contained therein, the Act and the rules and regulations thereunder; and (iii) each such certificate representing the shares of Common Stock issued to a Shareholder will bear a restrictive legend setting forth the restrictions on transfer referred to above.

                  (l) Prohibited Activities. From and after the date hereof and until the Effective Time, each party hereto agrees that it shall not (i) knowingly take any action or knowingly fail to take any action that would jeopardize the treatment of the Transfer as a "pooling of interests" for financial accounting purposes; (ii) knowingly take any action or knowingly fail to take any action that would jeopardize qualification of the Transfer as a reorganization within the meaning of Section 368 of the Code; or (iii) enter into any contract, agreement, commitment or other arrangement with respect to either of the foregoing.

                  (m) Closing Date Balance Sheet.

                           (i) The Company's shareholders' equity at the Closing
Date will be not less than $___________. If the Company's shareholders' equity at the Closing Date is more than $__________, SEI will increase the Purchase Price by the over-equity amount. However, such increase in the Purchase Price for the over-equity shall not exceed the increase in the net working capital, excluding any increase in inventory between the last day of the Valuation Period and the Closing Date.

                           (ii)  None of the Shareholders will be indebted to
the Company as of the Closing Date.

                           (iii) As of the Closing Date, the Company will not
have any indebtedness, other than (i) accounts payable less than forty-five (45) days old as of the Closing Date and (ii) the Assumed Debt.

                  (n) Right of First Refusal. The Shareholders agree that if, during the twelve (12) month period commencing with the execution of this Agreement, the Company receives and desires to accept a bona fide offer (an "Offer") relating to a merger or other business combination of the Company or for the acquisition of a substantial equity interest in the Company or the acquisition of a substantial portion of the Company's assets (other than the transactions contemplated by this Agreement), the Shareholders shall promptly notify SEI in writing of each such Offer. This notice shall contain a copy of the Offer and all other terms and conditions applicable to the Offer. SEI shall have the right to consummate the transaction set forth in the Offer on substantially the same terms and conditions as set forth in the Offer. SEI shall exercise its right of first refusal, if at all, by giving written notice to the Shareholders within thirty (30) days of receipt of the Shareholders' notice of the Offer. Notwithstanding the foregoing, nothing contained in this Section 7(n) shall in any way limit or relieve the Shareholders of their obligations under
Section 7(g) hereof.

                  (O) TITLE COMMITMENTS AND SURVEYS. THE SHAREHOLDERS SHALL CAUSE THE COMPANY TO OBTAIN AS SOON AS REASONABLY POSSIBLE, AT THE EXPENSE OF THE COMPANY, A TITLE COMMITMENT FROM _________________ (THE "TITLE COMPANY") FOR AN OWNER'S TITLE POLICY/ALTA FORM 1987 (REVISED 10-17-92) TITLE INSURANCE POLICY FOR THE REAL PROPERTY (THE "OWNED PROPERTY") OWNED BY THE COMPANY (THE "TITLE COMMITMENT"), ALONG WITH COPIES OF ALL RECORDED DOCUMENTS AFFECTING OR RELATING TO THE OWNED PROPERTY. THE COMPANY SHALL OBTAIN AS SOON AS REASONABLY POSSIBLE, AT THE EXPENSE OF THE COMPANY, AN ALTA/ACSM SURVEY OF THE OWNED PROPERTY (THE "SURVEY"), SHOWING, INTER ALIA, THE PERIMETER BOUNDARIES OF THE OWNED PROPERTY, ALL IMPROVEMENTS THEREON, AND ALL TITLE EXCEPTIONS NOTED ON THE TITLE COMMITMENT. THE COMPANY WILL PROVIDE SEI WITH COPIES OF THE TITLE COMMITMENT AND SURVEY.

         Section 8. Conditions to the Parties' Obligations to Effect the Transfer. The respective obligations of the parties to effect the Transfer shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law, by the applicable regulations of the New York Stock Exchange and by any applicable regulatory body.

                  (b) Any waiting period applicable to the consummation of the Transfer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated.

                  (c) None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                  (d) SEI's Registration Statement shall remain effective at the Closing, and no stop order suspending the effectiveness of the Registration Statement shall have been issued; no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing; and all necessary approvals under state securities laws relating to the issuance or trading of the SEI Common Stock to be issued in connection with the Transfer shall have been received.

                  (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of SEI and the Company (and their respective subsidiaries), taken as a whole, following the Closing.

                  (f) The SEI Common Stock to be issued in connection with the Transfer shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         Section 9. Conditions to the Obligations of the Shareholders to Effect the Transfer. The obligations of the Shareholders to effect the Transfer shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of SEI set forth herein in Section 6 above shall be true and correct in all material respects as of the Closing Date with the same effect as though made on and as of such date.

                  (b) Performance; Document Delivery. SEI shall have performed in all material respects, at or prior to the Closing Date, all acts in accordance with its covenants set forth herein, including, but not limited to, delivery to the Shareholders of the following documents:

                           (i)   A good standing certificate regarding SEI
certified by the Secretary of State of the State of Delaware dated within five
(5) business days prior to Closing;

                           (ii)  A certificate dated as of the Closing Date
signed by a duly authorized officer of SEI certifying that the representations and warranties of SEI set forth herein are true and correct in all material respects as of the Closing Date and that SEI has fulfilled all of the conditions of this Section 9;

                           (iii) Resolutions adopted by the Board of Directors
of SEI approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary of SEI; and

                           (iv)  An incumbency certificate certifying the
identity of the officers of SEI.

                  (c) Opinion of Counsel. SEI shall have delivered to the Shareholders an opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, counsel to SEI, dated the Closing Date, substantially in the form attached hereto as Schedule 9(c).

                  (d) No Injunction, Etc. No action proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business or operations of SEI, if such action, proceeding, investigation or legislation, in the reasonable judgment of the Shareholders or their counsel, would make it inadvisable to consummate such transactions.


         Section 10. Conditions to the Obligations of SEI to Effect the Transfer. The obligations of SEI to effect the Transfer shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Due Diligence Review; Delivery of Schedules. SEI shall have completed, and in its sole discretion be satisfied with the results of, its due diligence review of the operations and financial condition of the Company, including, without limitation, the Financial Statements. The Shareholders shall have delivered to SEI the Schedules called for by this Agreement, and such Schedules shall be satisfactory to SEI in its sole discretion.

                  (b) Representations and Warranties. The representations and warranties of each Shareholder contained in this Agreement, or any document or instrument delivered to SEI hereunder, shall be true and correct as of the Closing Date with the same effect as though made on and as of such date.

                  (c) Performance; Document Delivery. Each Shareholder shall have performed, at or prior to the Closing Date, all acts in accordance with their covenants herein, including, but not limited to, delivery to SEI of the following documents:

                           (i)   A good standing certificate regarding the
Company and any Shareholder that is not a natural person, certified by the Secretary of State of such party's state of organization dated within five (5) business days prior to Closing;

                           (ii)  A certificate dated as of the Closing Date
signed by each Shareholder certifying that the representations and warranties of each Shareholder set forth herein are true and correct as of the Closing Date and that each Shareholder has fulfilled all of the conditions of this Section 10;

                           (iii) Certificates representing the Shares, together
with accompanying stock transfer powers or instruments of assignment, duly endorsed in blank by the applicable Shareholder;

                           (iv)  Resignations of each of the officers and
directors of the Company effective as of the Closing Date;

                           (v)   Releases of each Shareholder and each officer
and director of the Company concerning any claim against the Company (other than current accrued wages and benefits), including any claims for indemnification, contribution or otherwise arising with respect to this Agreement, the representations, warranties and agreements contained herein and the transactions contemplated hereby;

                           (vi)  All books and records of the Company, including
all corporate and other records, minute books, stock record books, stock registers, books of accounts, contracts, agreements and such other documents or certificates as shall be reasonably requested by SEI; and

                           (vii) Evidence that all agreements or arrangements,
whether written or oral, among the Shareholders and/or the Company that relate in any manner to the Company Common Stock have been terminated.

                  (d) No Adverse Change. There shall not have been any change between the date of the latest Financial Statements and the Closing Date which has had or will have a material adverse effect on the business, operations, financial condition, Assets or prospects of the Company, and a certificate shall have been delivered to SEI to such effect signed by each of the Shareholders and such executive officers of the Company as SEI may request.

                  (e) Opinion of Counsel. SEI shall have been furnished with a favorable opinion of counsel to the Shareholders, dated the Closing Date, substantially in the form attached hereto as Schedule 10(e).

                  (f) Consents and Approvals. The Shareholders shall have obtained all necessary consents and approvals, in form and substance satisfactory to SEI, required under all leases and other material contracts pertaining to the Assets or the business of the Company and satisfying any approval or permit or licensing requirements for consummation of this transaction and necessary to carry on the business of the Company as it is currently being conducted.

                  (g) No Injunction, Etc. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business or operations of the Company, if such action, proceeding, investigation or legislation, in the reasonable judgment of SEI or its counsel, would make it inadvisable to consummate such transactions.

                  (h) Lock-up Agreements. Each Shareholder shall have entered into an agreement with SEI restricting the resale of shares of SEI Common Stock substantially in the form attached hereto as Schedule 10(h).

                  (i) Non-Compete Agreements. Each Shareholder shall have entered into a non-compete agreement substantially in the form attached hereto as Schedule 10(i).

                  (j) Employment Agreements. The Company and certain employees of the Company shall have entered into employment agreements substantially in the form attached hereto as Schedule 10(j).

                  (k) Escrow Agreement. SEI and each of the Shareholders shall have entered into the Escrow Agreement, and each Shareholder who is a party to the Escrow Agreement shall have executed and delivered to SEI a stock power with respect to the shares of SEI Common Stock to be held in escrow.

                  (l) Pension Plan Liability. SEI shall be satisfied that it will incur no liability with respect to pension or other post-retirement benefits, except pursuant to SEI's pension plan in which all full-time Company employees, who will remain employed by the Company after the Closing, are eligible to participate.

                  (m) Environmental Audit. SEI shall have received a satisfactory phase one environmental audit of the Real Property conducted by an entity or individual acceptable to SEI at the Shareholders' sole expense.

                  (n) UCC Lien Search. SEI shall have received a satisfactory UCC lien search on the Company from the office of the Secretary of State of the Company's state of incorporation and each state listed in Schedule 5(a), and from the appropriate office in each county in which the Company has business operations. Such lien searches will be conducted by an entity or individual acceptable to SEI at the Shareholders' sole expense.

                  (o) Lease. The Company shall have entered into a lease substantially in the form of Schedule 10(o) attached hereto with the owners of the building and land in and upon which the Company operates as of the date hereof. The lease of such land and building in effect immediately prior to the Closing shall be terminated.

                  (p) Board Approval. This Agreement and the Transfer shall have been approved and authorized by the Board of Directors of SEI.

                  (q) Pooling Accounting Treatment. SEI shall be satisfied that the Transfer will qualify for as a pooling of interests for financial accounting purposes under generally accepted accounting principles and under applicable rules and regulations of the SEC.

                  (R) TITLE COMMITMENT. SEI SHALL HAVE BEEN ISSUED A TITLE COMMITMENT IN THE AMOUNT OF $__________ INSURING AS OF THE DATE AND TIME OF THE RECORDING OF THE WARRANTY DEED SEI'S GOOD, INDEFEASIBLE AND MARKETABLE TITLE TO THE OWNED PROPERTY WHICH SHALL CONTAIN NO LIENS OR OTHER TITLE EXCEPTIONS OR ENCUMBRANCES EXCEPT FOR THOSE LIENS OR OTHER TITLE EXCEPTIONS OR ENCUMBRANCES APPROVED IN WRITING BY SEI. SUCH TITLE COMMITMENT SHALL BE ACCEPTABLE TO SEI AND SHALL PROVIDE FULL COVERAGE AGAINST MECHANIC'S OR MATERIALMAN'S LIENS ARISING OUT OF ANY WORK, LABOR, MATERIALS OR SERVICES FURNISHED OR CLAIMED TO HAVE BEEN FURNISHED TO THE OWNED PROPERTY OR ANY PORTION THEREOF PRIOR TO THE CLOSING DATE, AND SHALL CONTAIN SUCH ENDORSEMENTS AS SPECIFIED HEREIN OR AS MAY BE REASONABLY REQUIRED BY SEI.

         Section 11. Termination.

                  (a) Means of Termination. This Agreement may be terminated at any time prior to the Closing in the following ways:

                           (i)   by the mutual consent in writing of the
Shareholders and SEI;

                           (ii)  by SEI if (A) there has been a material
violation or breach by the Shareholders of any of the agreements, representations or warranties contained in this Agreement which has not been waived by SEI in writing, (B) any of the conditions set forth in Sections 8 and 10 hereof have not been satisfied within six (6) months of the date hereof or have not been waived by SEI in writing, or (C) the Transfer will not qualify for accounting by SEI as a "pooling of interests" under generally accepted accounting principles and under the applicable rules and regulations of the SEC; or

                           (iii) by the Shareholders if there has been a
material violation or breach by SEI of any of the agreements, representations or warranties contained in this Agreement which has not been waived by the Shareholders in writing, or if any of the conditions set forth in Sections 8 and 9 hereof have not been satisfied within six (6) months of the date hereof or have not been waived by the Shareholders in writing.

                  (b) Effect of Termination. In the event this Agreement is terminated in accordance with this Section 11, this Agreement shall become void and of no further force or effect, except for the following agreements and obligations of the parties, which shall survive the termination of this
Agreement: (i) the obligations of each party to preserve the confidentiality of documents, certificates and information furnished to such party pursuant hereto,
(ii) any obligation or liability of any party based on or arising from any breach or default by such party with respect to its representations, warranties, covenants or agreements contained in the Transaction Documents, (iii) the right of first refusal provided for in Section 7(n) hereof and (iv) the obligation of each party to bear its own expenses as set forth in Section 12 hereof.

         Section 12. Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the Transfer, including its own legal, accounting and audit fees.

         Section 13. Indemnification.

                  (a) Indemnification of SEI. The Shareholders, jointly and severally, agree to indemnify and hold harmless SEI, each officer, director, employee or agent thereof, their respective controlling persons, and their respective estates, successors, and assigns (each an "Indemnified Party"), from and against any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions) (the "Losses") reasonably incurred by such Indemnified Party as a result of:

                           (i)   the untruth, inaccuracy or breach of any
representation or warranty made by the Shareholders pursuant to Section 5 of this Agreement or any other Transaction Document;

                           (ii)  the nonfulfillment or breach of any covenant,
agreement or obligation of the Shareholders contained in this Agreement or any other Transaction Document;

                           (iii) any untrue statement of a material fact
relating to the Company and/or Shareholders that was made in reliance upon and in conformity with information furnished by the Company and/or the Shareholders to SEI and is contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or any omission by the Company and/or Shareholders to state therein a material fact relating to the Company and/or Shareholders required to be stated therein or necessary to make such statements therein not misleading, and which is not provided in writing to SEI by the Shareholders or the Company;

                           (iv)  any and all amounts of federal, state, and/or
local income, franchise, property, and/or sales and use taxes that may be assessed against SEI with respect to any taxable period(s) ending on or before the date of this Agreement for which adequate provisions therefor have not been made through the Closing Date, as reflected on the Company's books of account and in the Company's financial statements as of the Closing Date; and the amount(s) of any interest and/or penalties that may be assessed with respect to said tax assessments;

                           (v)  any matter on any Schedule hereto as may be
specifically identified for indemnification in this Agreement or any other Transaction Document; and

                           (vi) any claim or demand by any person asserting any
interest in any share of Company Common Stock or seeking dissenters' or appraisal rights or any other claim in respect to the Transfer.

                  (b) Limitations on the Shareholders' Indemnity. The Shareholders shall be obligated to indemnify and hold harmless SEI pursuant to
Section 13(a) only in the event that the aggregate of all indemnifiable Losses exceeds one percent (1%) of the Purchase Price; provided, however, that in the event the aggregate of all indemnifiable Losses exceeds one percent (1%) of the Purchase Price, the Shareholders shall be obligated to indemnify SEI for all indemnifiable Losses beginning with the first dollar. Notwithstanding the foregoing sentence, the Shareholders shall be obligated to indemnify and hold harmless SEI pursuant to Section 13(a) for all Losses arising from or relating to a breach of Section 7(m) hereof.

                  (c) Indemnification of the Shareholders. SEI shall indemnify and hold harmless the Shareholders pro rata in accordance with their holdings of shares of Company Common Stock as of the Closing (each an "Indemnified Party") from and against any and all Losses reasonably incurred by such Indemnified Party as a result of:

                           (i)   the untruth, inaccuracy or breach of any
representation or warranty made by SEI in this Agreement or in any other Transaction Document;

                           (ii)  the nonfulfillment or breach of any covenant,
agreement or obligation of SEI contained in this Agreement or in any other Transaction Document; or

                           (iii) any untrue statement or alleged untrue
statement of a material fact relating to SEI (other than those that relate to the Company) contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based on any omission or alleged omission to state therein a material fact relating to SEI (other than the Company) required to be stated therein or necessary to make the statements therein not misleading.

                  (d) Notification. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall notify the indemnifying party promptly after such Indemnified Party has actual knowledge of the facts constituting the basis for such claim, except that, in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, such Indemnified Party shall give prompt notice to the indemnifying party of such claim or the commencement of legal proceedings in respect of which recovery may be sought against the indemnifying party pursuant to the provisions of this Section 13. The notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the indemnifying party unless suit shall have been instituted against the Indemnified Party and the indemnifying party shall have failed, within fifteen
(15) days after notice of institution of the suit, to take control of such suit as provided in Section 13(e) below.

                  (e) Defense of Actions. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of such claim or legal proceeding, to the extent that the indemnifying party admits in writing its liability to the Indemnified Party with respect to all material elements thereof. If the indemnifying party assumes the defense of any such claim or legal proceeding, the obligations of the indemnifying party hereunder as to such claim or legal proceeding shall be limited to taking all steps necessary in the defense or settlement thereof and to holding the Indemnified Party harmless from and against any losses, damages, expenses, or liability caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or legal proceeding; provided that (i) the indemnifying party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall not be borne by the indemnifying party, and (ii) the indemnifying party shall not settle any indemnifiable claim without the Indemnified Party's consent. Each Indemnified Party agrees that it will cooperate with the indemnifying party in the defense of any such action, the defense of which is assumed by the indemnifying party. Except with the consent of the Indemnified Party, the indemnifying party shall not consent to the entry of any judgment arising from any such claim or legal proceeding which, in each case, does not include as an unconditional term thereof the delivering by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect thereof, unless the indemnifying party has actually paid to the Indemnified Party the full amount of such judgment or settlement. If the indemnifying party does not assume the defense of any claim or litigation, any Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the Indemnified Party may deem appropriate. The indemnifying party will promptly reimburse the Indemnified Party in accordance with the provisions hereof.

                  (f) Payment. All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability or by set-off against (i) any amounts otherwise owed by SEI to the Shareholders or by the Shareholders to SEI, as the case may be, or (ii) the shares of SEI Common Stock held pursuant to the Escrow Agreement.

         Section 14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered, mailed by first-class registered or certified mail, postage prepaid, return receipt requested or delivered by an overnight courier service, delivery charge prepaid:

                  (a) If to the Shareholders, to:

                      ----------------------------------

                      ----------------------------------

                      ----------------------------------

         or at such other address as may be furnished to SEI by the Shareholders in writing.

                  (b) If to SEI, to:

                      Service Experts, Inc.
                      111 Westwood Place
                      Suite 420
                      Brentwood, Tennessee  37027
                      Attention:  Alan R. Sielbeck

                      with a copy to:

                      Waller Lansden Dortch & Davis,
                      A Professional Limited Liability Company
                      511 Union Street, Suite 2100
                      Nashville, Tennessee 37219
                      Attention: J. Chase Cole, Esq.

         or at such other address as may be furnished to the Shareholders by SEI in writing.

         Section 15. Miscellaneous.

                  (a) Entire Agreement. This Agreement and the Schedules, certificates and other documents delivered pursuant hereto contain and constitute the entire agreement and understanding between the Company, Shareholders and SEI and supersede and cancel all prior agreements and understandings relating to the subject matter hereof, whether written or oral, which shall remain in effect. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except in writing signed by the parties hereto.

                  (b) Severability. Should any one or more of the provisions of this Agreement or any agreement entered into pursuant hereto be determined to be illegal or unenforceable, all other provisions of this Agreement and such other agreements shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  (c) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee without regard to its principles of conflicts of laws.

                  (d) Further Assurances. Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

                  (e) Waiver. Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

                  (f) Assignment. SEI may assign its rights under this Agreement to any affiliated entity, but otherwise this Agreement shall not be assignable by any of the parties hereto, by operation of law or otherwise, without the written consent of all other parties.

                  (g) Binding Effect. All of the terms of this Agreement, whether so expressed or not, shall be binding upon the respective personal representatives, successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the respective personal representatives, successors and assigns of the parties hereto. This Agreement shall survive the Closing and not be merged therein.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (j) Survival. The representations, warranties and covenants of the parties contained in this Agreement, including without limitation the provisions of Section 13 hereof, or in any other Transaction Document shall survive the Closing and shall not be extinguished thereby notwithstanding any investigation or other examination by any party.

                  (k) Construction of Terms. The language used in the Agreement shall be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever the masculine gender is used herein, it shall be deemed to include the feminine and the neuter.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and date first above written.

                                    SERVICE EXPERTS, INC.

                                    By:
                                       -----------------------------------
                                    Title:
                                          --------------------------------


                                    SHAREHOLDERS


                                    --------------------------------------
                                    Signature


                                    --------------------------------------
                                    Name (please print)


                                    --------------------------------------
                                    Signature

                                    --------------------------------------
                                    Name (please print)

              LIST OF SCHEDULES TO BE PROVIDED BY THE SHAREHOLDERS


Schedule 2(a)              Assumed Debt

Schedule 5(a)              Jurisdictions Where Qualified

Schedule 5(b)              Stock Ownership

Schedule 5(e)              Subsidiaries and Investments

Schedule 5(f)              Financial Statements

Schedule 5(h)              Absence of Certain Changes

Schedule 5(i)              Exceptions to Ownership of Assets

Schedule 5(k)              Insurance

Schedule 5(l)(iv)          Environmental Disposal

Schedule 5(l)(viii)        Underground Storage Tanks

Schedule 5(m)              Contracts and Commitments

Schedule 5(n)              Liabilities

Schedule 5(o)              Employees and Labor Matters

Schedule 5(p)(i)           Employee Benefit Plans and Agreements

Schedule 5(p)(vi)          COBRA

Schedule 5(r)              Litigation

Schedule 5(s)              Compliance with Laws, Regulations and Court Orders

Schedule 5(u)              Consents and Approvals

                     LIST OF SCHEDULES TO BE PROVIDED BY SEI


Schedule 2(b)              Form of Escrow Agreement

Schedule 9(c)              Form of Opinion of Counsel to SEI

Schedule 10(e)             Form of Opinion of Counsel to the Shareholders

Schedule 10(h)             Form of Lock-up Agreement

Schedule 10(i)             Form of Non-Compete Agreement

Schedule 10(j)             Form of Employment Agreement

Schedule 10(o)             Form of Lease Agreement